Letter from the President

March 18, 2011

At the Federal Home Loan Bank of Des Moines, we reported strong and stable performance for the year ending December 31, 2010 in our Form10-K Annual Report filed with the Securities and Exchange Commission on March 18, 2011. Member financial institutions continued to use FHLB Des Moines products and services to fund small businesses, jump start community projects, make homeownership a reality and maintain long-term relationships with customers in their communities. In April, you will receive the Bank's 2010 Annual Report which highlights the work we do with our members and non-profit partners to ensure the long-term viability of communities across our district.

During this first quarter, we were pleased to announce two new advance products to help our members supply credit to their communities - the Amortizing Advance and the Capped LIBOR Advance. Product summaries for both new advance products were mailed to our members and can be viewed on the Bank's website.

On February 28, 2011, FHLB Des Moines, along with the other 11 FHLBanks, entered into a Joint Capital Enhancement Agreement that requires each FHLBank to allocate a portion of its net income to a separate restricted retained earnings account to be established by each FHLBank. The intent of the agreement is to provide a framework for the handling of funds contributed by the FHLBanks to the Resolution Funding Corporation (REFCORP). The FHLBanks now expect to fully satisfy their REFCORP obligations in 2011. The agreement is part of a broader initiative to bolster total retained earnings and to enhance the safety and soundness of the FHLBank System.

FHLB Des Moines will be holding a Member Relations Conference Call on March 23, 2011 at 2:30 PM Central Time. During that call, we will review the Bank's financial performance as well as the aforementioned Joint Capital Enhancement Agreement and the Administration's white paper titled, “Reforming America's Housing Finance Market.” Your interest in the Bank's activities and financial reports is very important to the Board and the Bank's management team. We encourage you to register for the Member Relations Conference Call and to ask questions during the registration process or the question and answer session.

As Congress debates the future of the government-sponsored enterprises, we will be reaching out to the members of the 112th Congress to emphasize the importance of the Federal Home Loan Bank System and the local support FHLB Des Moines provides to you and your communities in our five-state district.
As always, we remain focused on delivering value to our members by providing a variety of services to meet your needs. I would like to personally thank you for your business and continued partnership with FHLB Des Moines. We appreciate your support and are here to help you continue to play a key role in building and sustaining your communities.

Sincerely,

Richard S. Swanson
President & CEO

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.